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                                                                    EXHIBIT 3.18


                                     BY-LAWS

                                       OF

                           WESTERN INSULATED GLASS, CO

                                    ARTICLE I

                           OFFICES AND CORPORATE SEAL

         1. Principal office. The corporation shall maintain a principal office at its known place of business in Maricopa County, Arizona.

         2. Other Offices. The corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board of Directors, and the business of the corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

         3. Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the corporation, but nevertheless if in any instance a corporate seal be used, the same shall be impressed as follows: "Western Insulated Glass, Co." "Incorporated 1973."

                                   ARTICLE II

                                  SHAREHOLDERS

         1. Shareholders' Meetings. All meetings of shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, or, in the absence of direction by the Board of Directors, by the President or Secretary of the corporation, either within or without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         2. Annual Meetings. Annual meetings of shareholders shall be held on the Third Monday in October if not a legal holiday, and, if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         3. List of Annual Meeting. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each shareholder of record entitled to vote at such meeting not less than ten nor more than fifty days before the date of the
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meeting. Shareholders entitled to vote at the meeting shall be determined as of four o'clock in the afternoon on the day before notice of the meetings is sent.

         4. List of Shareholders. The officer who has charge of the ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

         5. Special Meetings of Shareholders. Special meetings of the shareholders, for any purposes, unless otherwise proscribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital shares of the corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meetings.

         6. Notice of Special Meetings. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be given, not less than ten nor more than fifty days before the date of the meetings, to each shareholder of record entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice, shareholders entitled to vote at the meeting shall be determined as of four o'clock in the afternoon on the day before notice of the meeting is sent.

         7. Quorum and Adjournment. The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.


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         8. Majority Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meetings, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         9. Voting. At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each capital share having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.

         10. Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

         11. Waiver of Notice. Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written notice of waiver wither before or after the time of the meeting.

                                   ARTICLE III

                                    DIRECTORS

         1. Number. The number of Directors which shall constitute the whole Board shall not be fewer than two (2) nor more than seven (7). The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this ARTICLE III, and each Director elected shall hold office until his or her successor is elected and qualified.
Directors need not be shareholders.

         2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, though not less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.


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         3. Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts as are not by statute, the Articles of Incorporation, or these By-Laws directed or required to be exercised or done by the shareholders.

         4. Place of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Arizona.

         5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected Directors of such meeting shall be necessary in order legally to hold the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time be determined by the Board.

         7. Special Meetings. Special meetings of the Board may be called by the President or the Secretary upon one (1) day's notice to each Director, either personally, by mail, by telegram, or by telephone; special meetings shall be called by the President or Secretary in like manner and in like notice on the written request of two (2) Directors.

         8. Quorum. A majority of the membership of the Board of Directors shall constitute a quorum, and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

         9. Action without Meeting. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         10. Committee. The Board of Directors, by resolution adopted by the whole Board, may designate from among its members an executive committee or one or more other committees. Members of such committees shall serve at the pleasure of the Board of Directors, and each member of any such committee may be removed with or without cause at


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any time by the Board of Directors acting at a meeting or by unanimous written consent. In the event any vacancy occurs in any such committee, the vacancy shall be filled by the Board of Directors. The executive committee, if any, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, but shall not possess any authority of the Board of Directors prohibited by law. Any other committee designated by the Board of Directors shall have and may exercise only such powers as are expressly granted thereto by the whole Board and which are not prohibited by law.

         11. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or stated salaries as Directors. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

         12. Waiver of Notice. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular, or special meeting of Directors by executing a written notice of waiver either before or after the time of the meeting.

         13. Miscellaneous Duties. If any payment made to an office of the corporation, including, but not limited to, amounts paid as reimbursed expenses, amounts paid under the corporation's medical expense or diagnostic procedures reimbursement plan, if any, salary, bonus, commission, interest, rent, entertainment expense, or any other form of compensation or fringe benefit paid by the corporation to or on behalf of the officer, is disallowed, in whole or in part, by the federal or any state government as a deductible expense to the corporation for purpose of computing the corporation's federal or state income taxes, the officer shall repay to the corporation said disallowed amount within ninety (90) days after notice by the corporation to the officer that it does not intend to further contest said disallowance by administrative or court proceedings. The corporation shall not be obligated to contest or appeal any assessment made by any federal or state government against the corporation.

         It shall be the duty of the Board of Directors to enforce payment to the corporation of any such amount disallowed. In lieu of payment by an officer, and subject to the determination of the Board of Directors, proportionate amounts may be withheld from future compensation paid to the officer until the sum due the corporation has been paid in full. It


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shall be the duty of the Board of Directors to provide written notice to each officer of this provision.

                                   ARTICLE IV

                                    OFFICERS

         1. Designation of Titles. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, and a Treasurer. The Board of Directors may also choose a Chairman of the Board, and one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers. Any number of officers, except the offices of President and Secretary, may be held by the same person, unless the Articles of Incorporation of these By-Laws otherwise provide.

         2. Appointment of Officers. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President, a Secretary, and a Treasurer, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint a Chairman of the Board and such other officers and agents at it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board.

         3. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors.

         4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors at any time.

         5. Chairman of the Board. The Chairman of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her.

         6. President. The President shall preside at all meetings of shareholders, and if a Chairman of the Board shall not have been appointed, or having been appointed shall not be serving or be absent, the President shall preside at all meetings of the Board of Directors. He or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the corporation, and shall act as operating and directing head of the corporation, subject to policies established by the Board of Directors.

         7. Vice-Presidents. There shall be as many Vice-Presidents as shall be determined by the Board of Directors from time to time, and they shall perform such duties as


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from time to time may be assigned to them. Any one of the Vice-Presidents, as authorized by the Board, shall have all the powers and perform all the duties of the President in case of the President's temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Board of Directors and successor chosen by the Board.

         8. Secretary. The Secretary shall see that the Minutes of all meetings of shareholders, of the Board of Directors, and of any standing committees are kept; shall be the custodian of the corporate seal and shall affix it to all instruments when deemed proper by the Secretary; shall give or cause to be given required notices of all meetings of the shareholders and of the Board of Directors; shall have charge of all the books and records of the corporation except the books of account, and in general shall perform all the duties incident to the office of Secretary of a corporation, and such other duties as may be assigned to him or her.

         9. Treasurer. The Treasurer shall have general custody of all the funds and securities of the corporation except such as may be required by law to be deposited with any state official; shall see to the deposit of the funds of the corporation in such bank or banks as the Board of Directors may designate; shall direct and supervise the keeping of regular books of account; shall render financial statements to the President, Directors, and shareholders at proper times; and shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. The Treasurer shall give to the corporation such fidelity bond as may be required, the premium for which shall be paid by the corporation as an operating expense.

         10. Assistant Secretaries. There may be such number of Assistant Secretaries as from time to time the Board of Directors may determine, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Secretary shall have power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government.

         11. Assistant Treasurers. There may be such number of Assistant Treasurers as from time to time the Board of Directors may determine, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government.

                                    ARTICLE V

                        REPEAL, ALTERATION, OR AMENDMENT

         These By-Laws may be repealed, altered, or amended, or substitute By-Laws may be adopted, at any time only by a majority of the Board of Directors.


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         DATED:  April 15, 1986


                                         /s/ Benny J. Ellis
                                         --------------------------------------
                                         BENNY J. ELLIS, PRESIDENT


ATTEST:


/s/ Linda Ellis
-----------------------------------
LINDA M. ELLIS, SECRETARY


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